This page being PIP 5  Prudential Small Cap     Annual 7/31/14
FINANCIAL INFORMATION (Cont. from Screen 33) filed for series 4.


EXPENSES (Negative answers are allowed
For the period covered by this form

            on this screen for 72Z only)
($000's omitted)

72.Y) Expense reimbursements ----------------------------- $    0

   Z) Net investment income ------------------------------ $      0

  AA) Realized capital gains ----------------------- $      0

  BB) Realized capital losses ---------------------- $      0

  CC) 1. Net unrealized appreciation during the period --- $      0

      2. Net unrealized depreciation during the period --- $      0

  DD) 1. Total income dividends for which record date
         passed during the period ------------------------ $      0

2. Dividends for a second class of open-end
         company shares -----------------------------------$      0

  EE) Total capital gains distributions for which
      record date passed during the period --------------- $       0
73. Distributions per share for which record date passed during the period:
       NOTE: Show in fractions of a cent if so declared.
"   A) 1. Dividends from net investment income $ 0.3016, $0.1994
"      2. Dividends for a second class of open-end
          company shares ------------$ 0.1994,$0.2628,$0.3149,$0.3533
   B) Distribution of capital gains ---------------$   0.00
   C) Other distributions --------------------------------- $   0.0000
                              SCREEN NUMBER: 34


This page being
(Continued from Screen 35)
filed for series 4.
   Condensed balance sheet data:  As of the end of
current reporting period (000's
omitted except for per share amounts
and number of accounts)
74.O) Payables for portfolio instruments purchased --------------- $      0
   P) Amounts owed to affiliated persons --------------------------$      0
   Q) Senior long-term debt ---------------------------------------$      0
   R) Other liabilities:1. Reverse repurchase agreements --------- $      0
                        2. Short sales --------------------------- $      0
                        3. Written options ----------------------- $      0
                        4. All other liabilities ----------------- $      0

   S) Senior equity -----------------------------------------------$      0
   T) Net assets of common shareholders ---------------------------$      0
   U) 1. Number of shares outstanding -----------------------------$    0
      2. Number of shares outstanding of a second class of shares
         of open-end company --------------------------------------$      0
  " V) 1. Net asset value per share(to nearest cent)$19.03,$16.93
 "2. Net asset value per share of a second class of open-end company shares (to nearest cent) $16.92,$19.01,$19.04
   W) Mark-to-market net asset value per share
      for money market funds only (to 4 decimals) -----------------$  0.0000
   X) Total number of shareholder accounts ------------------------$       0
   Y) Total value of assets in segregated accounts ----------------$       0
                              SCREEN NUMBER: 36


Because the electronic format for filing Form N-SAR does not provide
"adequate space for responding to Items 73A 1&2 and 74V1&2 correctly, " the correct answers are as above.